UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025 (January 8, 2025)

PRINCETON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00710	46-3516073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

800 Turnpike Street Suite 300 North Andover, Massachusetts	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 794-3366

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 8, 2025, the Audit Committee of Princeton Capital Corporation, a Maryland corporation (the “Company”), after discussions with the Company’s management and WithumSmith&Brown, PC (“WithumSmith”), concluded that the Company’s previously issued audited financial statements as of and for the year ended December 31, 2023 (the “Non-Reliance Period”), included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2024 (the “2023 Form 10-K”), should no longer be relied upon and should be restated to properly summarize certain financial information for Advantis Certified Staffing Solutions, Inc. (“Advantis”), an unconsolidated significant subsidiary of the Company for the Non-Reliance Period.

In Note 10 to the financial statements in the 2023 Form 10-K, the Company inadvertently reported incorrect summarized financial information for Advantis in its balance sheet and income statement. With respect to the balance sheet, current assets erroneously did not include an adjusting journal entry to write off a receivable that was deemed no longer collectible in the amount of $285,425 and current liabilities erroneously did not include adjusting journal entries that had a net increase to liabilities of $373,996, of which $477,500 was an increase to liabilities related to the expected results of an ongoing litigation matter and ($103,504) was a net decrease to liabilities from a write off of amounts no longer owed. With respect to the income statement, incorrect information was reported with respect to net revenue, gross profit and net income. Net revenue and gross profit erroneously included intercompany transactions in the amount of $1,952,381 that are eliminated for consolidated presentation. Net income erroneously included the same intercompany transactions in the amount of $1,952,381 that are eliminated for consolidated presentation. The remaining difference included adjusting journal entries for a net decrease to net income of ($659,421), of which $103,504 from operations was a net increase to net income and ($762,925), expected results of an ongoing litigation matter, was a net decrease to net income (collectively, the “Errors”). The Errors did not affect the Company’s financial statements, only the Company’s presentation of information regarding Advantis included in Note 10.

Accordingly, investors should no longer rely upon the Company’s previously released financial statements for the Non-Reliance Period. The Errors are estimated to reduce the net income reported in the 2023 Form 10-K for Advantis from the originally reported $3.1 million net gain to approximately a net gain of $0.5 million.

At this time, the Company has not fully completed its review and the expected financial impact of the Errors described above is preliminary and subject to change. The Company will file an amended Form 10-K/A for fiscal year ended December 31, 2023, as soon as practicable.

 The foregoing changes will not have any impact on the Company’s portfolio company valuations, cash position, cash flow, revenues or liquidity.

The Audit Committee discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, WithumSmith. The Company has provided WithumSmith with a copy of the disclosures it is making in response to this Item 4.02.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   January 14, 2025

PRINCETON CAPITAL CORPORATION

By:	/s/ Gregory J. Cannella
Name: Gregory J. Cannella
Title: Chief Financial Officer

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